EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF MASSACHUSETTS
                               (WESTERN DIVISION)

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                                        |
In re:                                  |     Chapter 11
                                        |
ARCH WIRELESS, INC., et. al.,           |     Case No.  01-47330-HJB
                                        |     (Jointly Administered)
                       Debtors.         |
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                      SECOND MODIFICATION TO FIRST AMENDED
                          JOINT PLAN OF REORGANIZATION
                          ----------------------------

      The Debtors in the above-captioned cases hereby further modify their First

Amended Joint Plan of Reorganization dated March 13, 2002, as previously modified by the First Modification to First Amended Joint Plan of

Reorganization, dated May 8, 2002 (as so modified, and further modified hereby the "Plan"), pursuant to Article XII C. thereof. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to such terms in the Plan.

1.    Article I is amended by adding the following new defined terms:

            (i) "AWCI Unsecured Note Claim" means an Unsecured Claim for which AWCI or its assets are liable other than Bank Unsecured Claims and USAM Unsecured Note Claims.

            (ii) "AWCI Unsecured Note Claim Special Dividend" means a pro rata share of 234,244 shares of New Common Stock. The AWCI Unsecured Note Claim Special Dividend shall be comprised of 210,032 shares of New Common Stock issued by the Debtors, and 24,212 shares of New Common Stock otherwise issuable to the USAM Contributors with respect to which they shall instead receive the USAM Contributors Allocated Amount.

            (iii) "Recovered Shares" means the number of shares of New Common
                  Stock by which the aggregate distributions to Holders of Bank Unsecured Claims are incrementally increased by the reduction of AWHI Unsecured Trade Claims from $120 million to the aggregate amount in which AWHI Unsecured Trade Claims are ultimately Allowed.
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            (iv)  "Management Allocated Amount" means 36% of the Recovered
                  Shares not to exceed 50,000 shares of New Common Stock.

            (v) "USAM Contributors" means one or more members of the Informal Noteholders Committee who have agreed to contribute New Common Stock that they would otherwise receive on account of their Allowed USAM Secured Note Claims to the AWCI Unsecured Note Claim Special Dividend.

            (vi) "USAM Contributor Allocated Amount" means (a) 3.2% of the Recovered Shares less (b) the number of shares of New Common Stock by which the aggregate distributions to the USAM Contributors are incrementally increased by the reduction of AWHI Unsecured Trade Claims from $120 million to the aggregate amount in which AWHI Unsecured Trade Claims are ultimately Allowed.

2.    Article V of the Plan is amended by adding a new Section M as follows:

            "The Debtors shall distribute the AWCI Unsecured Note Claim Special Dividend to the Holders of Allowed AWCI Unsecured Note Claims. Distribution of the AWCI Unsecured Note Claim Special Dividend shall be made at the times and in the manner governing distribution of New Common Stock to holders of Unsecured Claims as provided for in
            Article VII."

3. Article III.B.2(a) is amended by deleting the reference contained in clause (iv) thereof to "13,486,252 shares of Common Stock", and substituting therefore "13,326,220 shares of Common Stock subject to a reserve in accordance with the last three sentence of Article III.B.2(a)" and by adding the following to the end of such section:

            The Debtors shall reserve 50,000 shares of New Common Stock toward the Management Allocated Amount and 10,000 shares of New Common Stock toward the USAM Contributors Allocated Amount, from New Common Stock otherwise distributable under clause (iv) above, pending the final determination of the Management Allocated Amount and the USAM Contributors Allocated Amount. Upon the determination of the Management Allocated Amount and the USAM Contributors Allocated Amount, the Management Allocated Amount will be credited to the Management Stock Plan, the USAM Contributors Allocated Amount will be issued ratably to the USAM Contributors and the remainder of the reserved New Common Stock shall be distributed to Holders of Allowed Bank Secured Claims. Such determination shall be made upon the final allowance or disallowance of all AWHI Unsecured Trade Claims, provided, however, that the Debtors shall periodically make interim credits and distributions of the Management Allocated Amount and the USAM Contributors Allocated Amount, respectively, at such time as

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            there is any material amount of the Allocated Amount to make such credit and distribution practicable.

4. Article V.J. is amended by amending and restating it in its entirety as follows:

            On the Effective Date, the Reorganized Debtors shall adopt the Management Stock Plan which shall provide for 900,000 shares of the New Common Stock plus the Management Allocated Amount to be issued pursuant to the Plan (the "Management Stock"), for issuance at a nominal price to certain members of the continuing management of the Reorganized Debtors to vest 317,000 shares on the first anniversary of the Effective Date, 317,000 shares on the second anniversary of the Effective Date and 266,000 plus the Management Allocated Amount on the third anniversary of the Effective Date subject to adjustment. The Management Stock Plan shall provide that the USAM Secured Creditor Swing Shares shall not be issued to management. The Management Stock Plan shall be substantially in the form submitted in the Plan Supplement, as amended by any supplement thereto. Any unvested New Common Stock granted under the Management Stock Plan shall not vest if the employment of an employee entitled to such grant is terminated for any reason.

5. The Unsecured Noteholder Subcommittee shall, upon the Confirmation of the First Amended Joint Plan of Reorganization, dismiss with prejudice its adversary proceeding against Toronto Dominion (Texas), Inc. Barclays Bank, PLC, Royal Bank of Canada, Fleet National Bank, the Bank of New York and John Doe(s), Adv. Pro. 02-4145, and shall, upon the execution of this modification, withdraw its objection to the confirmation of the First Amended Joint Plan of Reorganization, provided that all parties to the pending appeal from the Order directing the United States Trustee to appoint an Unsecured Noteholders Committee or Subcommittee shall stipulate to and/or jointly move for the dismissal of such appeal with prejudice, all parties to bear their own costs.

6. Article XII.A. is amended by adding the following sentence:

            Notwithstanding the foregoing, the Committees shall remain in existence as constituted on the Confirmation Date, and their then existing professionals shall remain employed, solely for the purpose of monitoring the Debtors' objections to Claims and shall have standing with respect to the objection or Allowance of any Claims (except that the Unsecured Noteholders Subcommittee shall have such power, duty and standing only with respect to Claims against AWCI which are not Bank Unsecured Claims or USAM Note Claims).

7. Except as specifically modified hereby, the First Amended Joint Plan of Reorganization dated March 13, 2002 is not modified, amended or supplemented in any respect and as modified hereby shall be referred to as the "Modified Joint Plan of Reorganization."

Dated:  May 8, 2002
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                                   ARCH WIRELESS, INC.
                                   ARCH WIRELESS COMMUNICATIONS, INC.
                                   ARCH WIRELESS HOLDINGS, INC.
                                   PAGING NETWORK, INC.
                                   PAGENET SMR SUB, INC.
                                   PAGING NETWORK CANADIAN HOLDINGS, INC.
                                   PAGENET, INC.
                                   PAGING NETWORK FINANCING CORP.
                                   PAGING NETWORK OF AMERICA, INC.
                                   PAGING NETWORK OF COLORADO, INC.
                                   PAGING NETWORK OF MICHIGAN, INC.
                                   PAGING NETWORK OF NORTHERN CALIFORNIA, INC.
                                   PAGING NETWORK OF SAN FRANCISCO, INC.
                                   PAGING NETWORK INTERNATIONAL, INC.
                                   ARCHTEL, INC.
                                   ARCH COMMUNICATIONS ENTERPRISES LLC
                                   ARCH CONNECTICUT VALLEY, INC.
                                   BENBOW INVESTMENTS, INC.
                                   MOBILEMEDIA COMMUNICATIONS, INC.
                                   MOBILE COMMUNICATIONS CORPORATION OF AMERICA
                                   MOBILEMEDIA LICENSE CO. LLC

                                   Debtors and Debtors In Possession

                                   By:   /S/ J. ROY POTTLE
                                      -----------------------
                                   Name:    J. Roy Pottle

                                   Title:   Executive Vice President and Chief
                                            Financial Officer


Assented To:

Steering Committee                              Official Committee of Unsecured
                                                Creditors

By:  /S/ PETER SPIELMAN                         By:    ILLEGIBLE
   ---------------------------------                ---------------
     Peter Spielman

Unofficial Noteholders Subcommittee

By:   /S/ STEPHEN F. GORDON
   ---------------------------
     Stephen F. Gordon, Counsel